CliftonLarsonAllen LLP
CLAconnect.com

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-106929 on Form S-8 of our report dated June 27, 2022 appearing in this Annual Report on Form 11-K of United Bancshares, Inc. Restated Employee Stock Ownership Plan for the year ended December 31, 2021.

CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Cedar Rapids, Iowa
June 27, 2022